UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2010

PROTECT PHARMACEUTICAL CORPORTION
(Exact name of registrant as specified in its charter)

NEVADA	000-54001	27-1877179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

116 Village Boulevard, Suite 200, Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant's telephone number, including area code: (609) 945-3938

759 Bloomfield Ave., Suite 411, West Caldwell, New Jersey 07006
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. William D. Abajian has resigned as a director of Protect Pharmaceutical Corporation and as the company’s President, Chief Executive Officer and Treasurer, effective December 23, 2010.  Mr. Abajian stated in his letter to the Board that because of certain recent events, he believed he would not be allowed to perform his duties in the manner he deemed necessary to serve the best interest of the company and its shareholders.  Mr. Abajian has noted that his disagreement was with the company’s Chief Operating Officer and director, Ramesha Sesha.  No replacement for Mr. Abajian has been named as of this date.

Also on December 23, 2010, Dr. Gerald Bernstein resigned his position as a director of the company for personal reason.  His resignation was effective immediately.  No replacement for Dr. Bernstein has been named as of this date.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                                Description

99.1           Letter from William D. Abajian dated December 23, 2010
______________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation

Date: December 29, 2010	By:	/S/ Ramesha Sesha
Ramesha Sesha
Chief Operating Officer